As filed with the Securities and Exchange Commission on May 17, 2019

Registration No.

_____________________________________________________________________________

_____________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM   S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANDEX INTERNATIONAL CORPORATION

(Exact name of issuer as specified in its Certificate of Incorporation)

         Delaware

                 31-0596149__________

(State of Incorporation)

(I.R.S. Employer Identification No.)

11 KEEWAYDIN DRIVE, SALEM, NEW HAMPSHIRE

          03079____

(Address of principal executive offices)

      (Zip Code)

STANDEX INTERNATIONAL CORPORATION

2018 OMNIBUS INCENTIVE PLAN

(Full Title of Plan)

Alan J. Glass

c/o Standex International Corporation

11 Keewaydin Drive, Suite 300

Salem, New Hampshire   03079

(Name and Address of agent for service)

603-893-9701

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definition of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  X__            Accelerated filer               Non-accelerated filer  __            Smaller Reporting Company __   Emerging Growth Company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. __

Calculation of Registration Fee

______________________________________________________________________________

Proposed

Proposed

Title of

Maximum

Maximum

Securities

Offering

Aggregate

Amount of

to be

Amount to be

Price Per

Offering

Registration

Registered

Registered (1)

Share (2)

Price (2)

Fee_______

Common Stock

500,000

$69.01

$34,505,000

$4,182.01

par value

$1.50 per share

______________________________________________________________________________

NOTES:   1.

Reflects shares of common stock, par value $1.50 per share (the “Common Stock”), of Standex International Corporation (the “Company”), a Delaware corporation, being registered hereunder that may be issued pursuant to the Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional and indeterminate number of securities as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split, reorganization, recapitalization or similar event.

2.

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company’s Common Stock, as reported on the New York Stock Exchange on May 13, 2019.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission are incorporated in this Registration Statement by reference (other than Current Reports on Form 8-K to the extent furnished under Item 2.02 or Item 7.01 and exhibits filed on any such Form 8-K that are related thereto):

(1)

The Company’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the Commission on August 28, 2018 as amended by the Company on Form 10-K/A filed with the Commission on August 29, 2018).

(2)

The Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019:

(3)

The Company’s Current Reports on Form 8-K filed with the Commission on, August 28, 2018, October 3, 2018, October 5, 2018, October 29, 2018, December 21, 2018, January 16, 2019 (as amended by the Company on Form 8-K/A filed with the Commission on January 17, 2019), April 2, 2019, and April 29, 2019 (as amended by the Company on Form 8-K/A filed with the Commission on April 30, 2019).

(3)

The description of the Common Stock contained in the Registration of Securities on Form 8-B dated June 12, 1975, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be decreed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.

DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.

INTERESTS OF NAMED EXPERTS AND COUNSEL.

Legal Opinion.

The legality of the shares of the Common Stock reserved for issuance under the Plan will be passed upon for the Company by Alan J. Glass, Vice President/Chief Legal Officer of the Company.  Mr. Glass beneficially owns or has the right to acquire an aggregate of less than 1% of the Company’s Common Stock and is eligible to participate in the Plan.

ITEM 6.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Seventh Article of the Restated Certificate of Incorporation of the Company, each person who is or was a director or officer of the Company will be indemnified by the Company to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware (the “DGCL”) as the same may be amended and supplemented from time to time.  Section 145(a) of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding arising out of his or her status as director, officer, employee or agent if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 145(b) provides that a corporation shall have the power to indemnify any director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and to the extent a court of competent jurisdiction determines that such person is entitled to indemnity for such expenses.  To the extent that a present or former director or officer has been successful in defense of any action or claim, Section 145(c) provides that he or she shall be indemnified against expenses incurred by him or her in connection therewith.  Under Section 145(g), a corporation also has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Under the Company’s by-laws, the Company agrees to indemnity, its directors and officers to the fullest extent permitted by applicable law for all damages, liabilities and losses (including attorneys’ fees and other expenses) suffered by such directors or officers as a result of their being made a party, or being threatened to be made a party, or being involved in any legal action, suit or proceeding by reason of their status as a director or officer of the Company.  The by-laws provide that such indemnification shall extend to such persons after they have served as directors or officers, and shall permit the advancement of expenses pending final disposition of any action, suit or proceeding, provided that the person to whom such expenses are advanced undertakes to repay them should it be determined that he or she is not entitled to indemnification.  Reference is made to Article VI of the Company’s by-laws.

The Company has also entered into indemnification agreements (the “Indemnification Agreements”) with its officers and directors which in general provide that the Company will indemnify its officers and directors to the fullest extent permitted under applicable law, and which make mandatory the permissive indemnification contained in Section 145 of the DGCL.  The agreements further set forth the specific procedure to be used in invoking the indemnification commitments and covenants contained in Section 145, and in the by-laws and the indemnification agreements.

As permitted by Section 145 of the DGCL and the Company’s bylaws, the Company maintains standard policies of insurance under which coverage is provided to the Company’s directors and officers against loss arising from claims made by reason or breach of duty or other wrongful act, and to the Company with respect to payments which may be made by the Company to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The above discussion of Section 145 of the DGCL and of the certificate of incorporation and the by-laws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, the certificate of incorporation, the by-laws, and the Indemnification Agreements.

ITEM 7.

EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.   EXHIBITS.

The following exhibits are filed (except where incorporated by reference or otherwise indicated) as part of this Registration Statement.

4.1

Restated Certificate of Incorporation of Standex, filed with the Delaware Secretary of State on November 21, 1986, as amended by a Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on November 4, 1998 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 filed on February 11, 1999).

4.2

By-laws of Standex, as amended and restated on January 29, 2016 (incorporated by reference to the exhibits to the Company’s Report on Form 8-K filed on February 2, 2016).

5.

Opinion of Alan J. Glass as to the legality of the Common Stock.

23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2

Consent of Counsel is included in the opinion filed as Exhibit 5 hereto.

24.

Powers of Attorney from Charles H. Cannon, Jr., Thomas E. Chorman, Jeffrey Edwards, B. Joanne Edwards, Thomas Hansen, Michael A. Hickey, and Daniel B. Hogan.

99

Standex International Corporation 2018 Omnibus Incentive Plan (incorporated by reference to the exhibits to the Company’s Report on Form 8-K filed on October 29, 2018).

ITEM 9.

UNDERTAKINGS

(A)

The Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

______________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New Hampshire, on the 17th day of May, 2019.

STANDEX INTERNATIONAL CORPORATION

/s/  David Dunbar

By:

___________________________________

David Dunbar, President/CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Date

Signature

Title

/s/  David Dunbar

May 17, 2019

_____________________________

President/CEO

David Dunbar

Principal Executive

Officer and Director

/s/  Thomas D. DeByle

May 17, 2019

_____________________________

Vice President/CFO

Thomas D. DeByle

Principal Financial and

Accounting Officer

/s/  Sean Valashinas

May 17, 2019

_____________________________

Chief Accounting Officer

Sean Valashinas

And Corporate Controller

(Principal Accounting Officer)

David Dunbar has signed below on May 17, 2019 (as attorney-in-fact for the following Directors of the Registrant):

Charles H. Cannon, Jr.

Thomas J. Hansen

Thomas E. Chorman

Michael A. Hickey

Jeffrey S. Edwards

Daniel B. Hogan

B. Joanne Edwards

/s/  David Dunbar

_______________________________

David Dunbar

EXHIBIT INDEX

SEQUENTIAL

EXHIBIT

   PAGE NO.

4.1

Restated Certificate of Incorporation of Standex, filed with the Delaware Secretary of State on November 21, 1986, as amended by a Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on November 4, 1998 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 filed on February 11, 1999).

4.2

By-laws of Standex, as amended and restated on January 29, 2016 (incorporated by reference to the exhibits to the Company’s Report on Form 8-K filed on February 2, 2016).

5

Opinion of Alan J. Glass, as to the legality of the Common Stock *

23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm *

23.2

Consent of Alan J. Glass (included in Exhibit 5)*

24

Powers of Attorney from:

Charles H. Cannon, Jr., Thomas E. Chorman,

Jeffrey S. Edwards, B. Joanne Edwards,

Thomas J. Hansen, Michael A. Hickey

and Daniel B. Hogan*

99

Standex International Corporation 2018 Omnibus Incentive Plan (incorporated by reference to the exhibits to the Company’s Report on Form 8-K filed on October 29, 2018).

Documents incorporated by reference to filings made by Standex International Corporation under the Securities and Exchange Act of 1934, as amended, are under Securities and Exchange Commission File No. 001-07233.

________________________________

*  Filed herewith

2